Exhibit 10.3
                     Amendment No. 1 to the Long-Term Power
               Transactions Agreement and Asset Purchase and Power
                               Exchange Agreement


     This Amendment No. 1 to the Long-Term Power Transactions Agreement and Asset Purchase and Power Exchange Agreement ("Amendment No. 1"), dated this 5th day of April, 1995, is between PacifiCorp, an Oregon corporation, and Arizona Public Service Company, an Arizona corporation ("APS"). PacifiCorp and APS are sometimes referred to herein collectively as "Parties" and individually as "Party."

     On September 21, 1990, the Parties entered into a series of agreements including a "Transmission Agreement," a "Long-Term Power Transactions Agreement" and an "Asset Purchase and Power Exchange Agreement" ("Asset Agreement").

     In light of changed circumstances, the Parties have determined that the aforementioned three agreements should be amended. To that end, on even date herewith, the Parties have executed a Restated Transmission Agreement. Furthermore, the Parties agree that the Long-Term Power Transactions Agreement and the Asset Agreement shall be amended as follows:

     1. Subsection 1.13 of the Long-Term Power Transactions Agreement is hereby amended by deleting that subsection in its entirety and substituting the following therefor:

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          Asset Purchase and Power Exchange Agreement (PacifiCorp/APS)



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          "1.13 'Point of  Delivery'  for all  transactions  hereunder means (1) Four Corners; (2) the Glen Canyon Substation or, in the event the Navajo Loop-In Project is constructed, Navajo; (3) the Pinnacle Peak Substation of the Western Area Power Administration; (4) such other location(s) as may be established by mutual agreement of the Parties' dispatchers, schedulers, or authorized representatives; and (5) the Cholla Generating Station 500 Kv switchyard under the circumstances described in Subsection 15.03 of the Asset Agreement and Subsection 7.5 of this Agreement."


        2. Subsection 3.3 of the Long-Term Power Transactions Agreement is hereby amended by deleting that subsection in its entirety and substituting the following therefor:

          "3.3 Increased Capacity Exchange. Upon the later of (i) the completion of the Mead/ Phoenix Line or (ii) May 15, 1997, and for the balance of the term of this Agreement, 100 megawatts of Exchange Capacity shall be made available in addition to any Exchange Capacity available as a result of the exchange option provided for in Subsection 3.2, subject to the same terms and conditions set forth in Subsections 3.2.1, 3.2.2, 3.2.3 and 3.2.4."

        3. Subsections 15.01 and 15.02 of the Asset Agreement are hereby amended by deleting those subsections in their entirety and substituting the following therefor:
"15.  Transmission.

          "15.01 In addition to the transmission rights provided for in Section 13, during the Term of this Agreement, PacifiCorp shall have a firm right to schedule a net of 350 MW of power at (a) Pinnacle Peak or, in the event the Navajo Loop-In Project is constructed, Navajo; (b) Four Corners; (c) the Cholla Generating Station switchyard; (d) the Existing Combustion Turbines; (e) Combustion

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         Purchase and Power Exchange Agreement (PacifiCorp/APS)



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          Turbines  installed  pursuant  to  Section  12; and (f) Palo
          Verde/Westwing, subject to the limitations set forth in Subsection 15.02.

          "15.02 PacifiCorp's transfer rights shall be subject to Subsection 15.03 and shall be limited as follows:

          "(a) Except as further limited by paragraphs (b) and (c), PacifiCorp may not make a transmission request which, in and of itself, (1) results in a net schedule of more than 350 MW or (2) results in total exports from APS' control area of more than 350 MW. PacifiCorp's net schedule shall be calculated as the algebraic sum of transfers into APS' control area and PacifiCorp generation internal to APS' control area (counted as positive values) and transfers out of APS' control area (counted as negative values).

          "(b) When the output of Unit 4 is reduced below 150 MW for any reason, PacifiCorp's right to schedule deliveries to Palo Verde from Pinnacle Peak/Four Corners shall be reduced megawatt-for-megawatt to the extent Unit 4 output is reduced below 150 MW.

          "(c) Transfers of power and energy under this Section 15 shall not include Firm Capacity acquired by APS from PacifiCorp under the Power Agreement and delivered by PacifiCorp at Glen Canyon/Four Corners."

                This Amendment No. 1 shall be effective upon its approval or acceptance for filing by the Federal Energy
Regulatory Commission.

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         Purchase and Power Exchange Agreement (PacifiCorp/APS)



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                IN WITNESS WHEREOF, the Parties have signed this Agreement as of the date first above written.
                                       PacifiCorp


                                       By Brian D. Sickels
                                          -------------------------------------
                                          Title:  Vice President, Power Systems


                                                 Arizona Public Service Company


                                       By  Jack E. Davis
                                          -------------------------------------
                                       Title:  Vice President
                                               Generation and Transmission

Page 4 - Amendment No. 1 to the Long-Term Power Transactions Agreement and Asset
         Purchase and Power Exchange Agreement (PacifiCorp/APS)